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                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Danielson Holding Corporation Registration Statement on Form S-8 (No. 333-86004) and the Registration Statement dated May 10, 2004 on Form S-8 of Danielson Holding Corporation and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of American Commercial Lines LLC (Debtor in Possession) included in the Danielson Holding Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Louisville, Kentucky
May 6, 2004